SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 28, 2010, EDGAR Online, Inc. (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Bain Capital Venture Integral Investors, LLC (the “Purchaser”), providing for the issuance and sale of $12,000,000 of the Company’s Series B Convertible Preferred Stock (120,000 shares) at a purchase price of $100 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be convertible into a number of shares of the Company’s common stock determined by dividing the purchase price per share plus accrued dividends by an initial conversion price of $1.10 per share, subject to adjustment. However, the shares of Series B Preferred Stock shall not be convertible to the extent that such conversion would result in the Purchaser and its affiliates owning in excess of 19.9% of the shares of the Company’s voting power. The holders of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such holder’s Series B Preferred Stock are convertible, subject to the same limitations on conversion as set forth in the preceding sentence. The issuance was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Series B Preferred Stock contains a compounding, cumulative 11.44037% per annum dividend payable upon conversion of the Series B Preferred Stock. Following the fifth anniversary of the issuance of the Series B Preferred Stock the dividend shall no longer accrue unless declared by the Board of Directors of the Company (the “Board”). The Company closed upon the issuance of the Series B Preferred Stock simultaneously with the execution of the transaction documents. The Purchase Agreement and the Certificate of Designation with respect to the Series B Preferred Stock are filed herewith as Exhibits 10.1 and 3.1, respectively, and are incorporated herein by reference.

In addition, the Company entered into an Investor Rights Agreement dated January 28, 2010 (the “Investor Rights Agreement”), by and between the Company and the Purchaser, pursuant to which the Company granted the Purchaser demand registration rights for the registration of the resale of the shares of common stock issued or issuable upon conversion of Series B Preferred Stock. Any demand for registration must be made for at least 20% of the total shares of such common stock then outstanding; provided, however, that the aggregate offering price shall not be less than $2,000,000. The Investor Rights Agreement also grants the Purchasers preemptive rights with respect to certain issuances which may be undertaken by the Company in the future. The Investor Rights Agreement is filed herewith as Exhibit 4.1 and incorporated herein by reference.

On January 27, 2010, following the approval by the Board, the Company and American Stock Transfer & Trust Company, as Rights Agent, entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of March 29, 2005 (the “Rights Plan”). The Amendment accelerates the expiration of the rights issued under the Rights Plan from the close of business on March 28, 2015 to the close of business on January 28, 2010. Accordingly, as of the close of business (5:00 p.m. Eastern Standard Time) on January 28, 2010, the rights issued under the Rights Plan will expire and will no longer be outstanding. The Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment to the Rights Plan is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the private placement is hereby incorporated by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment to the Rights Plan is hereby incorporated by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Purchase Agreement allows the holders of the Series B Preferred Stock to elect two directors (the “Series B Directors”) to the Board. Effective as of January 28, 2010, the following two Series B Directors were appointed: Mr. Jeffrey Schwartz and Mr. John Connolly. Mr. Schwartz will serve on the nominating and compensation committees of the Board.

Pursuant to the Purchase Agreement, Mr. Schwartz and Mr. Connolly will be reimbursed for all costs and expenses incurred in attending Board meetings. Other than the Purchase Agreement, there are no arrangements or understandings between a Series B Director and any other person pursuant to which that Series B Director was appointed as a director. There are no transactions to which the Company is a party and in which either Series B Director have a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. No Series B Director has previously held any positions with the Company or has any family relations with any directors or executive officers of the Company. The Company entered into director indemnification agreements with the Series B Directors, which agreements contain substantially the same rights, subject to certain modifications, as are granted to the other directors of the Company in their indemnification agreements with the Company. Mr. Schwartz and Mr. Connolly will also receive the same compensation the Company currently provides to all of its directors, including an annual cash retainer, cash payments for serving on the compensation committee and stock option grants under the Company’s 2005 Stock Award and Incentive Plan.

In addition, also on January 28, 2009, the Company and Stefan Chopin, the Company’s Chief Technology Officer, have entered into an amendment to the Employment Agreement between the Company and Mr. Chopin, which amendment, among other things, expands the geographic coverage of the non-compete provisions and makes certain revisions to the confidentiality provisions of the Employment Agreement and the Confidentiality Agreement entered into in connection therewith.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Purchase Agreement, the Company designated a new series of preferred stock, the Series B Preferred Stock. A copy of the Certificate of Designation of Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on January 28, 2010, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On January 25, 2010, at a Special Meeting of the Board, the Board adopted resolutions for the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”). Under the Bylaws, the number of directors is fixed at eight. In addition, the Bylaws were also amended to adjust certain provisions relating to the rights of shareholders to call for special meetings of the shareholders and to nominate candidates for election as director, to provide for certain conditions regarding the composition of the Compensation and Nominating Committee and the Board, and to revise the rights to indemnity of directors under the Bylaws.

A copy of the Bylaws, reflecting the amended and restated version adopted by the Board, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Series B Convertible Preferred Stock of the Company

3.2	Amended and Restated Bylaws of the Company, dated January 28, 2010

4.1	Investor Rights Agreement, dated January 28, 2010

10.1	Series B Preferred Stock Purchase Agreement, dated January 28, 2010

10.2	Amendment to Rights Plan, dated January 27, 2010

99.1	Press Release by the Company, dated January 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

	By:	/S/ PHILIP D. MOYER
Philip D. Moyer
Chief Executive Officer and President

Dated: January 29, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Series B Convertible Preferred Stock of the Company

3.2	Amended and Restated Bylaws of the Company, dated January 28, 2010

4.1	Investor Rights Agreement, dated January 28, 2010

10.1	Series B Preferred Stock Purchase Agreement, dated January 28, 2010

10.2	Amendment to Rights Plan, dated January 27, 2010

99.1	Press Release by the Company, dated January 29, 2010